EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


KSW, Inc.


We hereby consent to the incorporation by reference in this Registration Statement of KSW, Inc. (the "Company") on Form S-8 of our report dated February 2, 1998, relating to the financial statements of KSW, Inc. as of December 31, 1997 and 1996, and for each of the years ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997.


/S/ MARDEN, HARRISON & KRETUER

MARDEN, HARRISON & KRETEUR Certified Public Accountants, P.C.


Port Chester, New York
April 15, 1998